UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 26, 2008

MICHAELS STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09338 (Commission File Number)	75-1943604 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

This Amendment to the Current Report on Form 8-K of Michaels Stores, Inc. (the “Company”) filed with the Securities and Exchange Commission on August 26, 2008 is filed solely for purposes of correcting the financial information included in the Company’s press release that announced its financial results for the quarter ended August 2, 2008 and that was furnished as Exhibit 99.1 to the original Current Report. The corrections furnished herewith have been made to reflect a reduction in the Company’s income tax benefit of $5 million to $19 million for the quarter and $29 million for the six months ended August 2, 2008. This correction resulted in an increase in the Company’s net loss for the quarter and six months ended August 2, 2008 to $30 million and $50 million, respectively. Income tax receivable was also reduced by $5 million to $42 million as of August 2, 2008.

Exhibit 99.1 to this Amendment amends and supersedes the press release provided in Exhibit 99.1 to the original Current Report.

The information contained in this Current Report on Form 8-K/A, including the exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Furthermore, the information contained in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Press release issued by Michaels Stores, Inc., dated August 26, 2008. (Corrected)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

By:	/s/ Elaine D. Crowley
Elaine D. Crowley
Executive Vice President – Chief Financial Officer

Date:  September 5, 2008

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release issued by Michaels Stores, Inc., dated August 26, 2008. (Corrected)